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                                                                    EXHIBIT 10-H
                                                                    ------------

                                 AMENDMENT NO. 2

                                     TO THE

                              UNITRODE CORPORATION

                         1992 EMPLOYEE STOCK OPTION PLAN


The Unitrode Corporation 1992 Employee Stock Option Plan (the "Plan") is hereby amended in accordance with the provisions of Section 10 of the Plan, by the Board of Directors, as follows:


     1. Section 2 of the Plan is amended by increasing the aggregate number of shares of the Common Stock, par value $.20 per share, of the Corporation available for issuance upon exercise of options or stock appreciation rights granted under the Plan from 2,000,000 to 3,000,000.


     2. This Amendment, adopted on the date set forth below, which shall be the effective date (the "Effective Date"), is subject to approval and ratification by the stockholders of the Corporation at the 1997 Annual Meeting of Stockholders, or any adjournment or postponement thereof. In the event that this Amendment is not approved and ratified by the stockholders within one year of the Effective date, the Amendment shall be null and void.




                                        UNITRODE CORPORATION




                                        By: _____________________
                                              Allan R. Campbell
                                            Senior Vice President



Dated:  March 17, 1997